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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of American General Hospitality Corporation on Amendment No. 4 on Form S-4 (File No. 333-49611) of our report, dated January 31, 1997, except as to Note 8 for which the date is July 16, 1997, on our audit of the combined financial statements of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
June 22, 1998